                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[RJ REYNOLDS LOGO]

                                                                  March 14, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of stockholders of R.J. Reynolds Tobacco Holdings, Inc. The meeting will be held at 9:00 a.m. (local time), on Wednesday, April 19, 2000 at The M.C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina.

     At this year's annual meeting, you will be asked to elect three Class I directors, approve the R.J. Reynolds Tobacco Holdings, Inc. 1999 Long-Term Incentive Plan, ratify the appointment of KPMG LLP as independent auditors for RJR's 2000 fiscal year and consider two stockholder proposals, if presented by their proponents. Your Board of Directors unanimously recommends a vote FOR the Class I directors nominated for election by the Board, FOR approval of our 1999 Long-Term Incentive Plan, FOR ratification of the appointment of KPMG LLP as independent auditors and AGAINST all other proposals. Accordingly, please give careful attention to these proxy materials.

     It is important that your shares be represented and voted at the annual meeting regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, you may vote your shares via a toll-free telephone number or the Internet or you may complete, sign, date and return the accompanying proxy card in the enclosed envelope. Instructions regarding all three methods of voting are contained on the proxy card.

     Attendance at the annual meeting will be limited to stockholders as of March 3, 2000 and to guests of RJR. Admittance tickets will be required. If you are a stockholder and plan to attend, you MUST request an admittance ticket by writing to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P.O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. If your shares are not registered in your own name, evidence of your stock ownership as of March 3, 2000 must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting.

     We anticipate that a large number of stockholders will attend the meeting. Seating is limited, so we suggest you arrive early. The auditorium will open at 8:30 a.m.

     If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free).

     Thank you for your support and continued interest in RJR.

                                          Sincerely,

                                          /s/ Andrew J. Schindler
                                          Andrew J. Schindler
                                          Chairman and Chief Executive Officer

    YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING
                   THE ACCOMPANYING PROXY CARD WHETHER OR NOT
 YOU PLAN TO ATTEND THE MEETING. INSTRUCTIONS ARE CONTAINED ON THE PROXY CARD.

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 P. O. BOX 2866
                             401 NORTH MAIN STREET
                    WINSTON-SALEM, NORTH CAROLINA 27102-2866

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 19, 2000

                           -------------------------

                                                                  March 14, 2000

To our Stockholders:

     The 2000 annual meeting of stockholders of R.J. Reynolds Tobacco Holdings, Inc. (which we refer to in this notice as "RJR") will be held at 9:00 a.m. (local time), on Wednesday, April 19, 2000 at The M.C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina, for the following purposes:

     (1) To elect three Class I directors to serve until the 2003 annual meeting of stockholders;

     (2) To approve the R.J. Reynolds Tobacco Holdings, Inc. 1999 Long-Term Incentive Plan;

     (3) To ratify the appointment of KPMG LLP as independent auditors for RJR's 2000 fiscal year;

     (4) To act on two stockholder proposals, if presented by their proponents; and

     (5) To transact any other business as may be properly brought before the meeting or any adjournment or postponement thereof.

     Only holders of record of RJR's common stock as of the close of business on March 3, 2000 are entitled to notice of and to vote at the 2000 annual meeting of stockholders of RJR. You may examine a list of the stockholders for any purpose germane to the meeting during the 10-day period preceding the date of the meeting at the offices of Womble Carlyle Sandridge & Rice, BB&T Financial Center, 200 West Second Street, Suite 1600, Winston-Salem, North Carolina.

     Whether or not you plan to attend the meeting, we urge you to vote your shares via a toll-free telephone number or the Internet or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

                                              By Order of the Board of Directors

                                        /s/ McDara P. Folan, III
                                              McDara P. Folan, III
                                              Secretary

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                 P. O. BOX 2866
                             401 NORTH MAIN STREET
                    WINSTON-SALEM, NORTH CAROLINA 27102-2866
                           -------------------------

                                PROXY STATEMENT
                           -------------------------
                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
Information about the Annual Meeting and Voting......................    2
         Date, time and place of meeting.............................    2
         Stockholders entitled to vote...............................    2
         Voting your proxy...........................................    2
         Revoking your proxy.........................................    3
         Voting in person............................................    4
         Appointing your own proxy...................................    4
         Quorum requirement..........................................    4
         Vote necessary to approve proposals.........................    4
         Further assistance..........................................    5
Item 1: Election of Class I Directors................................    5
         Biographies of our nominees for election as Class I             5
         directors...................................................
         Biographies of our Class II directors (terms expiring in        6
         2001).......................................................
         Biographies of our Class III directors (terms expiring in       6
         2002).......................................................
         Meetings and Committees of the Board of Directors...........    7
         Compensation Committee interlocks and insider                   8
         participation...............................................
         Director compensation.......................................    8
Stock Ownership......................................................   10
         Stock ownership of management...............................   10
         Stock ownership of principal stockholders...................   11
         Section 16(a) beneficial ownership reporting compliance.....   11
Executive Compensation and Transactions with Management..............   12
         Summary.....................................................   12
         Compensation Committee Report on Executive Compensation.....   12
         Summary Compensation Table..................................   16
         Long-term incentive compensation............................   17
         Retirement plans............................................   20
         Agreements with executive officers..........................   22
         Performance graph...........................................   25
         Transactions with directors and executive officers..........   25
Item 2: Approval of the R.J. Reynolds Tobacco Holdings, Inc. 1999
  Long-Term Incentive Plan...........................................   26
         Grants......................................................   26
         Eligibility.................................................   26
         Administration of the 1999 LTIP.............................   26
         Shares available for grants.................................   26
         Amendment and termination of the 1999 LTIP..................   27
         Change of control...........................................   27
         Term of the 1999 LTIP.......................................   27
         United States federal income tax matters....................   27
Item 3: Ratification of Appointment of Independent Auditors..........   29
Stockholder Proposals................................................   29
Item 4: Stockholder Proposal on Tobacco Advertising and Youth........   30
Item 5: Stockholder Proposal on Youth Access to Tobacco Products.....   31
Item 6: Other Matters................................................   32
Cost and Method of Proxy Solicitation................................   33

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     The Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. (which we refer to in this proxy statement as "RJR") is soliciting your proxy to vote at our 2000 annual meeting of stockholders (or any adjournment or postponement of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

     We began mailing this proxy statement and the enclosed proxy card on or about March 14, 2000 to all stockholders entitled to vote. We also mailed the RJR 1999 Annual Report, which includes our financial statements, along with this proxy statement.

     If you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize us to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by request through telephone or Internet voting or by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

DATE, TIME AND PLACE OF MEETING

     The date, time and place of our 2000 annual meeting is set forth below:

Date:    Wednesday, April 19, 2000
Time:    9:00 a.m.
Place:   The M. C. Benton, Jr. Convention & Civic Center
         301 West Fifth Street
         Winston-Salem, North Carolina

     Attendance at our annual meeting will be limited to stockholders as of March 3, 2000 and to guests of RJR. Admittance tickets will be required. If you are a stockholder and plan to attend, you MUST request an admittance ticket by writing to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P.
O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. If your shares are not registered in your own name, evidence of your stock ownership must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting.

     We anticipate that a large number of stockholders will attend the meeting. Seating is limited, so we suggest you arrive early. The auditorium will open at 8:30 a.m.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders who owned RJR common stock at the close of business on the record date, March 3, 2000, are entitled to vote. As of this record date, 103,907,335 shares of RJR common stock were outstanding (exclusive of 6,394,119 shares held in RJR's treasury). Each share of RJR common stock is entitled to one vote.

VOTING YOUR PROXY

     Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

          - By telephone -- You can vote by telephone by calling 1-877-779-8683 (toll free) on a touch-tone telephone and following the instructions on the proxy card;

          - By Internet -- You can vote by Internet by following the instructions on the proxy card; or

          - By mail -- You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope, which is postage-paid if mailed in the United States.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning stock through certain banks and brokers.

     If you participate in the R. J. Reynolds Capital Investment Plan (which we refer to in this proxy statement as the "CIP") or in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico or the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan (which we refer to in this proxy statement as the "Puerto Rico Plans"), your proxy card will serve as voting instructions for the trustee of the CIP or the custodian of the Puerto Rico Plans for shares of RJR common stock allocated to your account under the CIP or Puerto Rico Plans. Shares for which no instructions are received will be voted by the trustee of the CIP and the custodian of the Puerto Rico Plans in the same proportion as the shares for which directions are received by each of them.

     The enclosed proxy card indicates the number of shares you own. If you vote by proxy, one of the individuals named on the card (your proxy) will vote your shares as you have directed. You may specify whether your shares should be voted for all, some or none of the nominees for election as Class I directors and whether your shares should be voted for or against, or whether you abstain from voting with respect to, each of the other proposals. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board in the following manner:

          - "For" the election of all three nominees for Class I director (as described on pages 5 to 9 of this proxy statement),

          - "For" the approval of the R.J. Reynolds Tobacco Holdings, Inc. 1999 Long-Term Incentive Plan (the "1999 LTIP" as described on pages 26 to 28 of this proxy statement),

          - "For" the ratification of the appointment of KPMG LLP as independent auditors for 2000 (as described on page 29 of this proxy statement), and

          - "Against" each of the two stockholder proposals to be presented at the annual meeting (as described on pages 30 to 32 of this proxy statement).

     If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted upon at the meeting.

     Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares via the toll-free number or the Internet or by completing, signing, dating and mailing the enclosed proxy card in the accompanying envelope. Voting by proxy will not affect your right to attend the meeting and vote.

REVOKING YOUR PROXY

     You may revoke or change your proxy by:

     - sending in another signed proxy card with a later date,

     - notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     - voting in person at the meeting or through Internet or telephone voting. Your latest telephone or Internet vote is the one that is counted.

VOTING IN PERSON

     If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or nominee a legal proxy assigning to you the right to vote your shares. The legal proxy must accompany your ballot to vote your shares in person.

APPOINTING YOUR OWN PROXY

     If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the name of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

QUORUM REQUIREMENT

     A quorum of stockholders is necessary to hold a valid meeting. The holders of record, present in person or by proxy at the meeting, of a majority of the shares issued and outstanding and entitled to vote constitute a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

VOTE NECESSARY TO APPROVE PROPOSALS

ITEM                                                          VOTE NECESSARY*
----                                                          ---------------
Item 1: Election of Class I Directors          Directors are elected by a plurality vote of
                                               shares present at the meeting in person or by
                                               proxy, meaning that the director nominee with
                                               the most affirmative votes for a particular
                                               slot is elected for that slot. Only the
                                               number of votes "for" affect the outcome.
                                               Withheld votes and abstentions have no effect
                                               on the vote.
Item 2: Approval of the 1999 LTIP              Approval requires the affirmative vote of a
                                               majority of the shares entitled to vote and
                                               present at the meeting in person or by proxy.
                                               Abstentions are counted and have the effect
                                               of a vote against the proposal.
Item 3: Ratification of appointment of         Approval requires the affirmative vote of a
        independent auditors                   majority of the shares entitled to vote and
                                               present at the meeting in person or by proxy.
                                               Abstentions are counted and have the effect
                                               of a vote against the proposal.
Items 4 and 5: Stockholder proposals           Approval requires the affirmative vote of a
                                               majority of the shares entitled to vote and
                                               present at the meeting in person or by proxy.
                                               Abstentions are counted and have the effect
                                               of a vote against the proposal.

-------------------------

* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items 1, 2 and 3 even if it does not receive voting instructions from you. Your broker may not vote your shares on Items 4 and 5 absent instructions from you. Without your voting instructions, a broker non-vote will occur on Items 4 and 5 but will have no effect on the vote.

FURTHER ASSISTANCE

     If you have any questions or need further assistance in voting your shares, please contact:

                                MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                                NEW YORK, NY 10010
                                (212) 929-5500 (COLLECT)
                                            OR
                                (800) 322-2885 (TOLL FREE)

                    ITEM 1:   ELECTION OF CLASS I DIRECTORS

     Our Board of Directors is divided into three classes serving staggered terms of three years. The Class I directors have a term ending on the date of the 2000 annual meeting, the Class II directors have a term ending on the date of the 2001 annual meeting, and the Class III directors have a term ending on the date of the 2002 annual meeting. Pursuant to RJR's Certificate of Incorporation, each class is to consist, as nearly as may reasonably be possible, of one-third of the total number of directors constituting the Board of Directors. Currently, each class is composed of three directors.

     Your Board of Directors has nominated three individuals for election as Class I directors at the 2000 annual meeting. Each nominee currently is serving as one of our directors. If you re-elect them, they will hold office until the 2003 annual meeting or until their successors have been elected and qualified.

     Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AS CLASS I DIRECTORS.

BIOGRAPHIES OF OUR NOMINEES FOR ELECTION AS CLASS I DIRECTORS

MARY K. BUSH                 Director since July 28, 1999                Age: 51

Ms. Bush has been President of Bush & Company, an international financial advisory firm, since 1991. Ms. Bush also is a member of the boards of directors of Mortgage Guaranty Insurance Corporation, Building One Services Corporation and Texaco, Inc., a trustee of the Pioneer Funds and a member of the Advisory Board of Washington Mutual Investors Fund.

JOHN T. CHAIN, JR.              Director since June 14, 1999             Age: 65

General (Retired) Chain has been the Chairman of Thomas Group, Inc., an international management consulting firm, since May 1998 and has been a member of the board of directors of Thomas Group, Inc. since May 1995. He also serves as the President of Quarterdeck Equity Partners, Inc., an investor in the aerospace industry. He served as Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation, a major U.S. freight railroad, from November 1995 to March 1996, and as an Executive Vice President of Burlington Northern from 1991 to November 1995. For more than five years prior to that time, he served as a General (Commander-in-Chief, the Strategic Air Command) in the United States Air Force. General Chain is a member of the boards of directors of Nabisco Group Holdings Corp., Nabisco Holdings Corp., Nabisco, Inc., Northrup Grumman Corporation, Kemper Insurance and Thomas Group, Inc. He also was a member of the board of directors of RJR Nabisco, Inc. (now known as R.J. Reynolds Tobacco Holdings, Inc.) from 1994 until June 14, 1999.

THOMAS C. WAJNERT              Director since June 14, 1999              Age: 56

Mr. Wajnert has been Chairman of EPIX Holdings, Inc., a professional employer organization, since March 1998. Mr. Wajnert is a significant investor in EPIX Holdings, Inc., where he also served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the board of directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation, a commercial finance and leasing company. Mr. Wajnert serves on the boards of directors of JLG Industries, Inc. and EPIX Holdings, Inc.

BIOGRAPHIES OF OUR CLASS II DIRECTORS (TERMS EXPIRING IN 2001)

A. D. FRAZIER, JR.              Director since June 14, 1999             Age: 55

Mr. Frazier has been President and Chief Executive Officer of INVESCO, Inc., an investment manager, since April 1997 and was Executive Vice President from November 1996 to April 1997. From March 1991 until November 1996, Mr. Frazier was Chief Operating Officer of the Atlanta Committee for the Olympic Games. Mr. Frazier is a member of the boards of directors of AMNESCAP, PLC (the parent company of INVESCO, Inc.), Magellan Health Services, Inc., Apache Corporation and Rock-Tenn Company. He is also a member of the Georgia Board of Corrections.

JOHN G. MEDLIN, JR.             Director since June 14, 1999             Age: 66

Mr. Medlin is Chairman Emeritus of Wachovia Corporation, a bank holding company, and served as its Chairman from 1988 to April 1998 and its Chief Executive Officer from 1977 until December 1993. Mr. Medlin is a member of the boards of directors of BellSouth Corporation, Burlington Industries, Inc., Media General, Inc., USAirways Group, Inc. and Wachovia Corporation. Mr. Medlin was a member of the board of directors of RJR Nabisco, Inc. (now known as R.J. Reynolds Tobacco Holdings, Inc.) from 1983 until 1989, and he was a member of the board of directors of Nabisco Group Holdings Corp., the former parent of RJR, from 1989 to 1998.

NANA MENSAH                 Director since June 14, 1999                 Age: 47

Mr. Mensah has been a management consultant since October 1999. Previously, he served as President and Chief Operating Officer of Long John Silver's Restaurants, Inc., the world's largest chain of seafood quick service restaurants, from 1997 until October 1999 and as Senior Vice President, Operations and Concept Development of PepsiCo Restaurants International, the holding company for KFC, Pizza Hut and Taco Bell, from 1994 until 1997.

BIOGRAPHIES OF OUR CLASS III DIRECTORS (TERMS EXPIRING IN 2002)

DENISE ILITCH                Director since June 14, 1999                Age: 44

Ms. Ilitch has been the Vice Chairwoman of Little Caesar Enterprises, Inc., one of the top three international pizza chains, since 1997 and has served in a variety of corporate positions with Little Caesar for more than 20 years. Since 1996, she also has served as the President of Olympia Development, L.L.C., the Ilitch family's real estate and entertainment development company in downtown Detroit. In addition, she is Executive Vice President of Ilitch Ventures, Inc., a privately held company created in 1999 that owns and manages the Ilitch family's business interests in the food and entertainment industries (Little Caesar Enterprises, Olympia Entertainment, Olympia Development, the Detroit Red Wings, the Detroit Tigers and Olympia Specialty Foods). Ms. Ilitch also has been President and owner of her own marketing firm, Bright Lites, Inc.

ANDREW J. SCHINDLER             Director since June 14, 1999             Age: 55

Mr. Schindler has served as President and Chief Executive Officer of R. J. Reynolds Tobacco Company (which we refer to in this proxy statement as "RJR Tobacco") since 1995 and of RJR since June 14, 1999. He has served as a director of RJR Tobacco since 1989, and as Chairman of the Board of RJR and RJR Tobacco since July 2, 1999. Mr. Schindler joined RJR in 1974. He became Senior Vice President -- Operations of RJR Tobacco in June 1989 and was elected Executive Vice President -- Operations of RJR Tobacco in 1991. In May of 1994, Mr. Schindler became President and Chief Operating Officer of RJR Tobacco. He is a member of the North Carolina Advisory Board of Wachovia Bank, N.A., the North Carolina School of the Arts Foundation Board, the Wake Forest University Baptist Medical Center Board of Visitors and the Board of Directors of Winston-Salem Business, Inc. He is Vice Chairman of the North Carolina Emerging Technology Alliance.

JOSEPH P. VIVIANO              Director since June 14, 1999              Age: 61

Mr. Viviano has served as the Vice Chairman of Hershey Foods Corporation, a chocolate and confectionery manufacturer, since January 1999. Previously, Mr. Viviano had been President and Chief Operating Officer of Hershey Foods Corporation from 1994 through 1998. He is a member of the boards of directors of Hershey Foods Corporation, Chesapeake Corporation, Huffy Corporation and Harsco Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business and affairs of RJR are managed under the direction of its Board of Directors. Since the date of the spin-off distribution by Nabisco Group Holdings Corp. (which we refer to in this proxy statement as "NGH") of all the outstanding shares of RJR common stock to the stockholders of NGH on June 14, 1999 (which we refer to in this proxy statement as the "Spinoff") until December 31, 1999, there were six meetings of the Board of Directors of RJR. Each director attended at least 75 percent of the meetings of the Board and committees of which he or she was a member.

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

     Audit Committee

     The Audit Committee (1) reviews the adequacy of RJR's internal system of accounting controls, (2) confers with the independent auditors and the internal auditors concerning their examination of the books and records of RJR and its subsidiaries, (3) reviews actions taken to ensure compliance with RJR's Standards of Business Conduct, (4) recommends to the Board the appointment of independent auditors and (5) considers other appropriate matters regarding the financial affairs of RJR and its subsidiaries. The Audit Committee met three times during 1999. The current members of the Audit Committee are Thomas C. Wajnert (Chairman), Mary K. Bush, A. D. Frazier, Jr., Denise Ilitch and Nana Mensah.

     Compensation Committee

     The Compensation Committee (1) makes recommendations to the Board with respect to compensation and grants of restricted stock, stock options and other long-term incentives to management employees, (2) administers plans and programs relating to employee benefits, incentives and compensation, (3) initiates and oversees annually the evaluation of the performance of the Chief Executive Officer and (4) reviews and reports to the Board of Directors on succession planning for RJR's Chief Executive Officer and other top executive management positions. The Compensation Committee met three times in 1999. The current members of the Compensation Committee are General John T. Chain, Jr. (Chairman), John G. Medlin, Jr., Nana Mensah, Joseph P. Viviano and Thomas C. Wajnert.

     Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee (1) reviews the qualifications of candidates for nomination to the Board of Directors, (2) recommends to the Board nominees for election as directors, (3) reviews annually the compensation of the Board in relation to comparable companies and recommends any changes needed to maintain appropriate and competitive Board compensation,
(4) evaluates and recommends the processes and practices through which the Board conducts its business, (5) reviews RJR's corporate governance policies and considers the adequacy of such policies in response to stockholder concerns and
(6) initiates and oversees annually an appraisal of the performance of the Board in meeting its corporate governance responsibilities. The Corporate Governance and Nominating Committee met one time in 1999. The current members of the Corporate Governance and Nominating Committee are John G. Medlin, Jr. (Chairman), Mary K. Bush, General John T. Chain, Jr., A. D. Frazier, Jr., Denise Ilitch and Joseph P. Viviano.

     The Corporate Governance and Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2001 annual meeting of stockholders by providing notice and the other required information described in the Company's By-Laws, in writing, to the Office of the Secretary, R.J. Reynolds Tobacco Holdings, Inc., P. O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866, for receipt between November 19, 2000 and December 20, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of General Chain and Messrs. Medlin, Mensah, Viviano and Wajnert. During 1999, there were no Compensation Committee interlocks or insider participation.

DIRECTOR COMPENSATION

     We provide the following compensation to our non-employee directors for their service as directors:

     Annual retainers and fees

     - Each non-employee director receives an annual retainer of $50,000. In addition, each non-employee director who is a committee chair receives an annual retainer of $5,000.

     - Non-employee directors receive an attendance fee of $1,250 for each Board or committee meeting attended, including designated days during which the Board or a committee of the Board conducts RJR's business.

     - We also reimburse directors for actual expenses incurred in connection with attendance at Board and committee meetings, including transportation and lodging expenses.

     Deferred Compensation Plan

     Under our Deferred Compensation Plan for Directors of RJR, non-employee directors may defer payment of their compensation for services as Board or committee members until termination of service as a director or until a selected year in the future. Participating directors may elect to direct RJR to credit deferred amounts in 25 percent increments to a cash account, a stock account or a combination of both. The Plan provides that amounts deferred to the cash account earn interest at the prime rate as set by Morgan Guaranty Trust Company of New York, and amounts deferred to the stock account mirror the performance of, and receive dividend equivalents based on, RJR common stock. Participating directors are entitled to receive cash distribution of the balance in their accounts in full on the deferral date or in up to 10 annual installments commencing on the deferral date.

     Equity awards

     Upon becoming a director, each non-employee director receives under the Equity Incentive Award Plan for Directors of RJR and Subsidiaries (which we refer to in this proxy statement as the "EIAP") an option to purchase 10,000 shares of RJR common stock. The options have an exercise price equal to the fair market value of RJR common stock on the date of grant. The options are not exercisable for six months following the date of grant, but thereafter are exercisable for 10 years from the date of grant. Under this provision of the EIAP, each of the non-employee directors (other than Ms. Bush) received a stock option to purchase 10,000 shares of RJR common stock at an exercise price of $32.4375 on June 15, 1999, and Ms. Bush received a stock option to purchase 10,000 shares of RJR common stock at an exercise price of $27.50 on July 28, 1999.

     In addition, on the date of his or her election to the Board of Directors and on the date of each annual meeting of stockholders thereafter, each non-employee director receives under the EIAP:

          (1) an annual grant of stock options determined under a formula described in the EIAP, and

          (2) an annual grant of 1,000 deferred common stock units.

     The annually granted stock options have a 10-year term and vest over three years, 33 percent on the first and second anniversaries of the date of grant and 34 percent on the third anniversary. Under this provision of the EIAP, each of the non-employee directors (other than Ms. Bush) received a stock option to purchase 1,400 shares of RJR common stock at an exercise price of $32.4375 on June 15, 1999, and Ms. Bush received a stock option to purchase 1,700 shares of RJR common stock at an exercise price of $27.50 on July 28, 1999.

     The common stock units bear dividends at the same rate as RJR common stock, but the dividends are paid in the form of additional common stock units. The common stock units are convertible into RJR common stock or cash upon termination of a director's service.

     RJR does not compensate any director who is an employee of RJR or any of its subsidiaries in his or her capacity as a director.

     Other benefits

     RJR offers non-employee directors life insurance having a death benefit up to $100,000, a matching grants program and supplemental insurance programs.

                                STOCK OWNERSHIP

STOCK OWNERSHIP OF MANAGEMENT

     The following table indicates the number of shares of RJR common stock beneficially owned as of March 3, 2000, by each director, each executive officer named in the Summary Compensation Table appearing on page 16 of this proxy statement, and all directors and officers as a group, based on information provided by these individuals. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares for which he or she is shown as beneficial owner.

                                                                                      PERCENT OF
                                                             NUMBER OF SHARES     OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED         OWNED(1)
------------------------                                    ------------------    ------------------
Lynn J. Beasley...........................................     104,853(2)(3)               *
Charles A. Blixt..........................................      97,743(2)(3)               *
Mary K. Bush..............................................      10,000(2)(4)               *
John T. Chain, Jr. .......................................      10,666(2)(4)               *
A. D. Frazier, Jr.........................................      10,000(2)(4)               *
Denise Ilitch.............................................      11,400(2)(4)               *
Kenneth J. Lapiejko.......................................      97,086(2)(3)               *
James V. Maguire..........................................      86,396(2)(3)               *
John G. Medlin, Jr........................................      12,288(2)(4)               *
Nana Mensah...............................................      10,000(2)(4)               *
Andrew J. Schindler.......................................     358,899(2)(3)               *
Joseph P. Viviano.........................................      15,000(2)(4)               *
Thomas C. Wajnert.........................................      20,000(2)(4)               *
All directors and executive officers as a group (18
  persons)................................................   1,072,772(2)(3)(4)          1.0%

-------------------------

  * Less than one percent.

(1) For purposes of computing the percentage of outstanding shares held by each person named in the table, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shares of RJR common stock not currently owned, but issuable upon exercise of stock options that are exercisable as of March 3, 2000 or become exercisable within 60 days thereafter, in the following amounts: (a) 10,000 shares for each of Ms. Bush and Ms. Ilitch, General Chain, and Messrs. Frazier, Medlin, Mensah, Viviano and Wajnert; (b) 32,855 shares for Ms. Beasley; (c) 27,112 shares for Mr. Blixt; (d) 28,354 shares for Mr. Lapiejko; (e) 30,526 shares for Mr. Maguire; (f) 190,300 shares for Mr. Schindler; and (g) 491,432 shares for all directors and executive officers as a group.

(3) The number of shares beneficially owned includes shares of RJR common stock granted under RJR's 1999 LTIP which remain subject to certain restrictions as to continued employment and transfer as provided in the 1999 LTIP, in the following amounts: (a) 70,798 shares for Ms. Beasley; (b) 69,131 shares for Mr. Blixt; (c) 68,465 shares for Mr. Lapiejko; (d) 55,443 shares for Mr. Maguire; (e) 165,108 shares for Mr. Schindler; and (f) 550,768 shares for all directors and executive officers as a group.

(4) The number of shares of RJR common stock beneficially owned does not include 1,073 deferred stock units, which are RJR common stock equivalents received as equity incentives by the directors under the EIAP.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     We have been notified by the persons in the following table that they are beneficial owners (as defined by the rules of the Securities and Exchange Commission) of more than five percent of our common stock as of December 31, 1999. According to the Schedule 13G filed by each owner with the SEC, these shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, change or influence of control over us and were not acquired in connection with or as a party to any transaction having such purpose or effect.

                                                               NUMBER OF SHARES      PERCENT OF
                                                                 BENEFICIALLY        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED(4)        SHARES OWNED(4)
------------------------------------                          ------------------   ---------------
Capital Research and Management Company.....................      15,021,770(1)          14.1%
  333 South Hope Street
  Los Angeles, CA 90071
FMR Corp. ..................................................      12,124,833(2)          11.3%
  82 Devonshire Street
  Boston, MA 02109
Ross Financial Corporation..................................      15,189,603(3)          14.2%
  P. O. Box 31363-SMB
  Grand Cayman, Cayman Islands, B.W.I.

-------------------------

(1) Capital Research and Management Company, a parent company, and/or its subsidiaries, held no voting power and sole dispositive power over these shares, based on its Schedule 13G filed with the SEC on February 10, 2000.
(2) FMR Corp., a parent holding company, and/or its subsidiaries held sole voting power over 52,233 of these shares and sole dispositive power over all of these shares, based on its Schedule 13G filed with the SEC on February 14, 2000.
(3) Ross Financial Corporation held sole voting power and sole dispositive power over all of these shares, based on its Schedule 13G filed with the SEC on February 16, 2000.
(4) As of December 31, 1999, 106,902,767 shares of RJR common stock were outstanding (exclusive of 2,728,630 shares held in RJR's treasury).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of our common stock ("reporting persons") to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of RJR common stock with the SEC and the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE.

     Based solely on our review of the copies of the forms that we have received, and on written representations from certain reporting persons that no additional forms were required, we believe that all of our reporting persons, other than Ms. Ilitch, complied with these filing requirements for transactions which occurred during 1999. Ms. Ilitch failed to timely file a Form 4 to report three transactions which occurred on November 16, 1999: her acquisition of 1,000 shares of RJR common stock for her own account and her acquisition of 200 shares as custodian for each of Brooke Lites and Savannah Lites. Ms. Ilitch reported these transactions late on her Form 5 filed with the SEC and NYSE on January 12, 2000.

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

SUMMARY

     The following pages describe the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers (as defined under SEC rules) of RJR at the end of the last completed fiscal year.

     The bonuses shown for 1998 and 1997 represent amounts that the Compensation Committee of the board of directors of NGH (which owned all of the stock of RJR prior to the Spinoff) and its entire board approved for each named executive officer based on the performance of RJR Tobacco for the applicable year. The bonuses shown for 1999 represent amounts that the Compensation Committee of the Board of Directors of RJR and the entire RJR Board approved for each named executive officer based on the performance of RJR and its subsidiaries for 1999.

     The long-term compensation shown in the Summary Compensation Table for periods prior to the Spinoff on June 14, 1999, was provided under NGH's 1990 Long-Term Incentive Plan (which we refer to in this proxy statement as the "NGH LTIP"). The long-term compensation shown in the Summary Compensation Table for periods after the Spinoff was provided under RJR's 1999 LTIP, which was modeled after the NGH LTIP. Both the NGH LTIP and the 1999 LTIP provide various types of awards, such as stock options, restricted stock, performance cost awards and performance appreciation rights, as described below.

     This proxy statement also describes below the future compensation that the named executive officers may receive under RJR's retirement plans or, following termination of employment under various circumstances, under individual agreements.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted to the stockholders by the Compensation Committee (which we refer to in this report as the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of RJR and its subsidiaries during 1999. The Committee is responsible for executive compensation and oversees the administration of RJR's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to approve or ratify Committee actions.

     On June 14, 1999, Nabisco Group Holdings Corp. distributed all of the outstanding RJR common stock to NGH common stockholders in a spin-off transaction. Prior to the Spinoff, the oversight and administration of RJR's executive compensation programs and plans were the responsibilities of the Compensation Committee of the NGH Board of Directors. On July 2, 1999, at its first post-Spinoff meeting, the newly constituted RJR Board of Directors formed its own Compensation Committee to oversee and administer RJR's executive compensation programs and plans.

     The Committee is chaired by General Chain, who also was Chairman of the NGH Compensation Committee prior to the Spinoff. The other members of the RJR Committee include Messrs. Medlin, Mensah, Viviano and Wajnert. None of the Committee members are employees of RJR or its subsidiaries, and therefore, none of them are eligible to participate in any of RJR's executive compensation programs and plans.

     Executive Compensation Principles and Policies

     In determining the amounts, composition and terms and conditions of the compensation for executive officers of RJR in 1999, the Committee was guided by two principles: (1) compensation opportunities must enable RJR to attract and retain individuals with the high caliber of talent and skills critical to

RJR's success, and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of RJR's financial performance and/or stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

     The federal tax code limits the ability of publicly traded companies to secure an income tax deduction for compensation paid to highly compensated individuals. Although the Committee has taken, and intends to continue taking, actions to limit the impact of this law, the Committee believes that the tax deduction is only one of several considerations in setting compensation and that the tax deduction limitations should not be permitted to compromise RJR's ability to design and maintain executive compensation arrangements that will attract the executive talent required to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may occasionally result in some compensation that is not deductible for federal income tax purposes.

     Major Compensation Components

     The compensation program for executive officers is composed of base salary, annual and long-term performance-based incentive compensation and benefits. In determining appropriate compensation plans and levels, the Committee relies on outside consultants who report directly to the Committee and who provide survey and other data regarding compensation practices of companies that are representative of the size and type of company with which RJR competes in the marketplace for executive talent. This is generally a broader and more diverse group of companies, with which RJR competes for executive talent, than used for the peer company index in the Performance Graph mandated by the Securities and Exchange Commission which appears on page 25. The base salary and targeted incentive compensation levels of comparitor companies are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of RJR, as described below.

     Annual Compensation

     The annual compensation for each of the named executive officers is composed of salary and an annual targeted bonus opportunity. In general, executive officers' salaries are targeted to reflect the median of competitive practices, as reflected in survey data used by the Committee for comparison purposes. Annual compensation levels (salaries plus annual target bonus opportunity) are generally set to reflect the compensation practices of comparitor companies. A senior executive will receive an increase in salary and/or annual target bonus opportunity only when performance warrants or the Committee determines that either a change in the individual's responsibilities or market conditions warrant such an action. Primarily in conjunction with the Spinoff of RJR and RJR's becoming a public company, each of the named executive officers received salary increases and increases in their annual targeted bonus opportunities during 1999 to reflect additional responsibilities.

     The bonus amounts shown in the Summary Compensation Table, except for Mr. Schindler's bonus, were based on performance ratings for the financial performance of RJR and on ratings for achievements in marketplace performance, restructuring activities, strategy development and accomplishment of the Spinoff during 1999. Mr. Schindler's bonus was based only on performance ratings for the financial performance of RJR. The measure of financial performance was a combination of operating earnings and free cash flow. For 1999, the annual bonus program provided a maximum bonus opportunity of 150 percent of the target bonus opportunity.

     Long-Term Compensation

     The NGH Compensation Committee historically relied on a mix of various forms of stock-based and multi-year incentive opportunities to motivate executives to maintain a longer-term perspective. The RJR Compensation Committee intends to continue this approach.

     In 1999, RJR's regular long-term grants were made in the form of Performance Appreciation Rights which measure the appreciation of underlying Performance Notes. Performance Notes are phantom units whose value may increase each year based on the attainment of the specified objectives associated with that year's annual bonus opportunity. The amount of compensation that will be earned by an executive will depend solely on the increase in value of the underlying Performance Notes.

     In determining the size of the regular 1999 long-term grants, the Committee referenced the 75th percentile of combined stock options and other long-term incentive opportunities at comparitor public companies. In making these grants, the Committee did not take into account whether an executive has exercised or continues to hold previously granted, but currently exercisable, stock options or Performance Appreciation Rights.

     So as to both further motivate and enhance the probability of retaining the named executive officers following the Spinoff, the NGH Compensation Committee granted the named executive officers, effective on the date of the Spinoff, special grants of restricted stock in tandem with stock options. Each share of restricted stock has four tandem stock options with an exercise price equal to the stock price on the effective date of the Spinoff. These tandem awards vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. Before vesting, recipients of the grants choose to receive either the vesting shares of stock or the options granted in tandem with each share. The grant recipient forfeits the award not selected. The options expire in 10 years if not exercised. Mr. Schindler received one of these special grants in 1999, as described below. The RJR Compensation Committee granted similar awards to other executive officers.

     In May 1998, the NGH Compensation Committee established a trust and funded a cash retention program for certain executives of RJR. Under the cash retention program, if an executive remains employed for three years, he or she will receive a designated amount based on a multiple of base salary and target bonus. The cash retention amount may partially vest during the three-year period if the executive is involuntarily terminated under certain circumstances. During 1999, Mr. Schindler received a retention bonus under this program, as described below, along with two other executive officers.

     Chief Executive Officer's Compensation

     Mr. Schindler's compensation for 1999 was determined by his performance and was significantly impacted by the change in his role from President and Chief Executive Officer of R.J. Reynolds Tobacco Company as an operating company of RJR Nabisco, Inc., to Chairman, President and Chief Executive Officer of R.J. Reynolds Tobacco Holdings, Inc. as a publicly traded company.

     Immediately prior to the Spinoff, the Board of Directors of NGH approved changes in Mr. Schindler's compensation to become effective on the date of the Spinoff. These changes were intended to be consistent with his new role and the Committee's targeted compensation levels relative to the compensation practices of comparitor public companies.

     From January 1 through June 14, 1999, Mr. Schindler had an annual base salary of $625,000 and an annual target bonus opportunity of $438,000. Effective with the Spinoff on June 15, Mr. Schindler's annual base salary was increased to $900,000 and his annual target bonus opportunity was raised to $900,000 to reflect his new responsibilities.

     The Committee approved a bonus of $1,146,600 for Mr. Schindler for 1999 on the basis of the performance ratings for the financial performance of RJR and in recognition of the significant change in Mr. Schindler's responsibilities at the time of the Spinoff.

     Under the program described above, Mr. Schindler's regular 1999 long-term incentive grant was 400,000 Performance Appreciation Rights.

     At the time of the Spinoff, Mr. Schindler was the recipient of one of the special grants of restricted stock in tandem with stock options described above. Mr. Schindler's grant consisted of 85,000 shares of restricted stock in tandem with 340,000 stock options. If Mr. Schindler is involuntarily terminated without cause, his restricted stock and stock option grants will vest 50 percent if the termination is within the first three years and 100 percent upon a later termination. The grant will fully vest upon a termination following a change of control.

     Also at the time of the Spinoff, Mr. Schindler was granted a special retention bonus of $3,600,000 under the cash retention program described above. This special retention grant will vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. The first 50 percent payment to be paid after three years was funded on June 15, 1999, in the retention trust described above. The 25 percent payment to be paid at the end of the fourth year is to be funded through the trust on June 15, 2000. The 25 percent payment to be paid at the end of the fifth year is to be funded through the trust on June 15, 2001. According to the provisions of the program and the trust, unpaid payments may partially vest if Mr. Schindler is involuntarily terminated under certain circumstances.

     Summary

     The Committee believes that the executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are motivated to join and remain with RJR and to perform in an exceptional manner. By ensuring that such persons are managing RJR's operations, the long-term interests of stockholders will be best served. The actions taken by the Committee during 1999, both pre-and post-Spinoff, were consistent with this focus and the principles outlined above.

                                          Respectfully submitted,

                                          John T. Chain, Jr. (Chairman)
                                          John G. Medlin, Jr.
                                          Nana Mensah
                                          Joseph P. Viviano
                                          Thomas C. Wajnert

SUMMARY COMPENSATION TABLE

     The following table shows the annual and long-term compensation paid or accrued by RJR and its subsidiaries to our Chief Executive Officer and our other four most highly compensated executive officers for the years ending December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       ------------------------------------   ------------------------------------
                                                                                           SECURITIES
                                       AGGREGATE                              RESTRICTED   UNDERLYING    LONG-TERM       ALL
                                         BASE                  OTHER ANNUAL     STOCK        OPTIONS     INCENTIVE      OTHER
                                        SALARY       BONUS     COMPENSATION     AWARDS       AWARDED      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)(1)        ($)(2)        ($)(3)         (#)          ($)         ($)(6)
---------------------------     ----   ---------   ---------   ------------   ----------   -----------   ---------   ------------
Andrew J. Schindler...........  1999    775,000    1,146,600      74,697      2,757,188(4)   340,000(4)    684,733       36,390
  Chairman of the Board,        1998    616,667      438,000      72,376      1,192,188(5)        --            --       33,241
  President and Chief           1997    575,000      403,000      69,799             --           --     3,000,000       31,200
  Executive Officer
Charles A. Blixt..............  1999    409,152      443,000      60,193      1,135,313(4)   140,000(4)    211,131       18,035
  Executive Vice President,     1998    320,000      292,000      58,478        340,625(5)        --       255,000       14,610
  General Counsel and           1997    302,500      167,000      48,925             --           --       345,000       14,745
  Assistant Secretary
Lynn J. Beasley...............  1999    405,758      443,000      62,610      1,135,313(4)   140,000(4)    221,171       17,753
  Executive Vice President --   1998    310,000      263,500      57,812        510,938(5)        --       156,000       13,260
  Marketing, RJR Tobacco        1997    248,408      132,000      50,699             --           --       525,000        5,642
Kenneth J. Lapiejko...........  1999    322,902      305,000      58,797      1,135,313(4)   140,000(4)    184,362       14,397
  Executive Vice President      1998    285,000      157,000      53,041        272,500(5)        --       255,000       12,450
  and Chief Financial Officer   1997    243,833      130,000      51,123             --           --       525,000       11,665
James V. Maguire..............  1999    306,015      263,000      53,684      1,135,313(4)   140,000(4)    197,747       13,310
  Executive Vice President --   1998    270,833      151,000      48,949        340,625(5)        --       278,421       12,665
  Sales, RJR Tobacco            1997    246,167      138,000      50,334             --           --       825,000       11,735

-------------------------

(1) Except as noted below, the bonus amounts shown for all of the named executive officers reflect annual cash bonus payments that were based on the performance of RJR and its subsidiaries during 1999 and on the performance of RJR Tobacco during 1998 and 1997. The 1998 bonus amount shown for Mr. Blixt includes a $100,000 special bonus, and the 1998 bonus shown for Ms. Beasley includes a $77,500 special bonus.

(2) The amounts shown in the table include amounts attributed to the named executive officers' participation in the executive perquisite program of RJR and its subsidiaries, which provided them with supplemental insurance, a leased automobile and an annual allowance in the following amounts during 1999: Mr. Schindler -- $51,729; Mr. Blixt -- $44,375; Ms.
    Beasley -- $44,375; Mr. Lapiejko -- $41,250 and Mr. Maguire -- $36,875.

(3) In connection with the Spinoff, holders of restricted shares of NGH common stock received a distribution of one-third of a share of restricted RJR common stock for every restricted share of NGH common stock held by them. The December 31, 1999 values of restricted shares of NGH common stock held by each of the named executive officers are as follows: Mr. Schindler (35,000 shares with a value of $371,875), Mr. Blixt (10,000 shares with a value of $106,250), Ms. Beasley (15,000 shares with a value of $159,375), Mr. Lapiejko (8,000 shares with a value of $85,000) and Mr. Maguire (10,000 shares with a value of $106,250). The December 31, 1999 values of restricted shares of RJR common stock held by each of the named executive officers are as follows: Mr. Schindler (96,667 shares with a value of $1,703,750), Mr. Blixt (38,333 shares with a value of $675,625), Ms. Beasley (40,000 shares with a value of $705,000), Mr. Lapiejko (37,667 shares with a value of $663,875) and Mr. Maguire (38,333 shares with a value of $675,625). Dividends are paid on the restricted shares of NGH common stock and RJR common stock to the same extent as for unrestricted shares.

(4) These grants are part of the grants of restricted shares of RJR common stock made in tandem with grants of RJR stock options approved by the RJR Board of Directors effective June 15, 1999, the first day of regular way trading after the Spinoff. Each share of restricted stock has four tandem stock options with an exercise price of $32.4375 (the stock price on the date of grant) and an expiration date of June 15, 2009. These tandem awards vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. Before vesting, each of the named executive officers chooses to receive either the vesting shares of RJR common stock or the options granted in tandem with the vesting shares. The named executive officer forfeits the award not selected.

     The awards made to the named executive officers are as follows:

                                                                     TANDEM GRANTS
                                                              ---------------------------
NAME                                                          RESTRICTED SHARES   OPTIONS
----                                                          -----------------   -------
Mr. Schindler...............................................       85,000         340,000
Mr. Blixt...................................................       35,000         140,000
Ms. Beasley.................................................       35,000         140,000
Mr. Lapiejko................................................       35,000         140,000
Mr. Maguire.................................................       35,000         140,000

     If Mr. Schindler is involuntarily terminated without cause, his tandem grants will vest 50 percent if the termination is within the first three years and 100 percent upon a later termination. The grants made to the other named executive officers will vest pro rata upon a termination without cause. All grants will be fully vested upon a named executive officer's death, permanent disability, retirement (subject to approval by the Chief Executive Officer) or termination without cause following a change of control.

(5) All of the named executive officers were granted restricted shares of NGH common stock on February 6, 1998. These restricted shares of NGH common stock, and the related shares of RJR common stock received as a result of the Spinoff, are scheduled to vest five years from the date of grant, which is February 6, 2003. The grants will vest pro rata upon a named executive officer's termination without cause. All grants will be fully vested upon a named executive officer's death, permanent disability, retirement (subject to approval by the Chief Executive Officer) or termination without cause following a change of control.

(6) The amounts shown in the table reflect the following RJR contributions made on behalf of the named executive officers under RJR's qualified and non-qualified defined contribution plans during 1999:

                                              RJR MATCHING CONTRIBUTION      RJR CONTRIBUTION
NAME                                             (QUALIFIED PLAN)($)      (NON-QUALIFIED PLAN)($)
----                                          -------------------------   -----------------------
Mr. Schindler...............................            4,400                      31,990
Mr. Blixt...................................            4,800                      13,235
Ms. Beasley.................................            4,800                      12,953
Mr. Lapiejko................................            4,800                       9,597
Mr. Maguire.................................            4,400                       8,910

LONG-TERM INCENTIVE COMPENSATION

     RJR maintains the 1999 LTIP, and NGH maintained the NGH LTIP, to provide executives with long-term performance-based incentive compensation. Prior to the Spinoff, NGH issued stock options, restricted stock and other performance-based awards under the NGH LTIP to the named executive officers and to other key employees. Similarly, after the Spinoff, RJR issued stock options, restricted stock and other performance-based awards under the 1999 LTIP to the named executive officers and to other key employees. The following table identifies the grants of options to purchase shares of RJR common stock to the named executive officers during 1999 pursuant to the 1999 LTIP. All of the stock options identified in the following table have exercise prices equal to the per share fair market value of RJR common stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS (1)
                                           -------------------------------------------------------------------
                                                         PERCENT OF
                                                           TOTAL
                                            NUMBER OF     OPTIONS
                                           SECURITIES    GRANTED TO
                                           UNDERLYING    EMPLOYEES    EXERCISE OR                 GRANT DATE
                                             OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                       GRANTED (#)    YEAR (%)      ($/SH)         DATE         ($) (2)
----                                       -----------   ----------   -----------   ----------   -------------
Andrew J. Schindler......................    340,000         11         32.4375      6/15/09       2,757,188
Charles A. Blixt.........................    140,000          5         32.4375      6/15/09       1,135,313
Lynn J. Beasley..........................    140,000          5         32.4375      6/15/09       1,135,313
Kenneth J. Lapiejko......................    140,000          5         32.4375      6/15/09       1,135,313
James V. Maguire.........................    140,000          5         32.4375      6/15/09       1,135,313

-------------------------

(1) These grants are part of the grants of restricted shares of RJR common stock made in tandem with grants of RJR stock options approved by the RJR Board of Directors effective June 15, 1999, the first day of regular way trading after the Spinoff. The terms of the restricted stock/stock option tandem grants are described in footnote (4) to the Summary Compensation Table.

(2) The grant date present values shown in the table are the values of the grants of restricted shares of RJR common stock made in tandem with these grants of RJR stock options effective June 15, 1999, and described in footnote (4) to the Summary Compensation Table. The grant date present values were determined by multiplying the number of restricted shares of RJR common stock received in tandem with these stock options by $32.4375, the per share fair market value of RJR common stock on the date of grant. The actual value, if any, that an executive officer may realize from his or her stock options (assuming that they are exercised) will depend solely on any gain in stock price over the exercise price when the shares are sold.

     NGH conditioned numerous stock options granted in prior years to Mr. Schindler under the NGH LTIP on his purchase of NGH common stock. In connection with the purchase of NGH common stock under the NGH LTIP, NGH made a secured loan to Mr. Schindler in the amount of the purchase price for the purchased shares, plus an additional amount to pay taxes, if any, due on any taxable income recognized in connection with those purchases. In February 1998, Mr. Schindler sold the shares of NGH common stock that were used to secure the outstanding indebtedness of $343,276 and used the proceeds to repay all but $2,651 of the indebtedness. In connection with a prior understanding under which Mr. Schindler had earlier refrained from selling the shares, NGH forgave the shortfall.

     The following table provides information relating to the number and value of shares of RJR common stock and NGH common stock subject to stock options held by the named executive officers as of December 31, 1999. In connection with the Spinoff, options held by employees of RJR and its subsidiaries were equitably adjusted into options covering NGH shares and options covering RJR shares in a manner intended to preserve the aggregate benefits under the original options. None of the named executive officers exercised any NGH stock options or RJR stock options during 1999.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                             OPTIONS AT FISCAL YEAR-END       MONEY OPTIONS AT FISCAL
                                                       (#)(1)                     YEAR-END ($)(2)
                                            ----------------------------    ----------------------------
NAME                                TYPE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                ----    -----------    -------------    -----------    -------------
Andrew J. Schindler...............  RJR       169,603         381,394            --              --
                                    NGH       225,140          62,271            --              --
Charles A. Blixt..................  RJR        27,112         140,000            --              --
                                    NGH        40,784              --            --              --
Lynn J. Beasley...................  RJR        32,855         140,000            --              --
                                    NGH        49,425              --            --              --
Kenneth J. Lapiejko...............  RJR        28,354         140,000            --              --
                                    NGH        42,653              --            --              --
James V. Maguire..................  RJR        30,526         140,000            --              --
                                    NGH        45,922              --            --              --

-------------------------

(1) The unexercisable RJR stock options include the grants of RJR stock options made in tandem with the grants of restricted shares of RJR common stock made effective June 15, 1999, and described in footnote (4) to the Summary Compensation Table and in the Option Grants in Last Fiscal Year Table.

(2) The fair market values of RJR common stock and NGH common stock, as applicable, were below the applicable option exercise prices as of December 31, 1999.

     The regular annual 1999 long-term incentive grants for all of the named executive officers were made in the form of performance appreciation rights, which are appreciation rights based on the financial performance of RJR and its subsidiaries over a five-year period (and which we refer to in this proxy statement as "PARs"). The following table identifies the PARs that were granted to the named executive officers on February 5, 1999, and the minimum, target and maximum values of the PARs upon their maturation in 2004.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                          PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER NON-
                                            NUMBER OF       OR OTHER          STOCK PRICE-BASED PLANS(1)
                                          SHARES, UNITS   PERIOD UNTIL   ------------------------------------
                                            OR OTHER       MATURATION    THRESHOLD      TARGET      MAXIMUM
NAME                                       RIGHTS (#)      OR PAYOUT        ($)          ($)          ($)
----                                      -------------   ------------   ----------   ----------   ----------
Andrew J. Schindler.....................     400,000        12/31/03     2,033,200    3,204,000    4,140,000
Charles A. Blixt........................     170,000        12/31/03       864,110    1,361,700    1,759,500
Lynn J. Beasley.........................     180,000        12/31/03       914,940    1,441,800    1,863,000
Kenneth J. Lapiejko.....................     100,000        12/31/03       508,300      801,000    1,035,000
James V. Maguire........................     120,000        12/31/03       609,960      961,200    1,242,000

-------------------------

(1) The PARs have a term of five years from the date of grant and vest over three years in accordance with the following schedule: 33 percent on each of the first and second December 31 following the date of grant and 34 percent on the third December 31 following the date of grant. The December 31, 1999 value of each PAR was $5.083, which is the minimum value of each PAR as a result of the Spinoff.

RETIREMENT PLANS

     The named executive officers participate in noncontributory defined benefit retirement plans maintained by RJR. Mr. Schindler also participates in a Supplemental Executive Retirement Plan, which we refer to in this proxy statement as the "SERP." Benefits under the SERP are payable only after a participant's retirement at a specified retirement age or earlier retirement or termination in various circumstances.

     The following table shows the estimated annual benefits payable to Mr. Schindler upon retirement under the SERP, as described in the preceding paragraph. The retirement benefits shown are computed before being offset for Social Security and are based upon retirement at age 60 and the payment of a single-life annuity to Mr. Schindler.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                              YEARS OF SERVICE(1)
               AVERAGE FINAL COMPENSATION(1)                      20 OR MORE
               -----------------------------                  -------------------
$1,200,000..................................................       $600,000
 1,300,000..................................................        650,000
 1,400,000..................................................        700,000
 1,500,000..................................................        750,000
 1,600,000..................................................        800,000
 1,700,000..................................................        850,000

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Mr. Schindler's Average Final Compensation as of December 31, 1999 was $1,346,673, and he is expected to have more than 20 years of credited service at age 60.

     We have determined the retirement benefits for Mr. Blixt and Ms. Beasley by the formula under a noncontributory defined benefit plan maintained by RJR that has no Social Security offset. The following table shows the estimated annual single life annuity payable at age 65 under the plan.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                     YEARS OF SERVICE(1)
                                                              ----------------------------------
AVERAGE FINAL COMPENSATION (1)                                   30         35       40 OR MORE
------------------------------                                --------   --------   ------------
$300,000....................................................  $113,474   $121,630     $128,155
 400,000....................................................   152,078    162,952      171,652
 500,000....................................................   190,682    204,275      215,149
 600,000....................................................   229,286    245,597      258,646
 700,000....................................................   267,889    286,919      302,143
 800,000....................................................   306,493    328,242      345,641

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Average Final Compensation as of December 31, 1999 was $623,089 for Mr. Blixt and $584,428 for Ms. Beasley. Estimated years of credited service, rounded to the nearest year, at age 65 is 32 years for Mr. Blixt and 40 years for Ms. Beasley.

     We have determined the retirement benefits for Messrs. Lapiejko and Maguire by the formula under a noncontributory defined benefit plan maintained by RJR that is subject to a Social Security offset. The following table shows the estimated annual single life annuity payable at age 65 under the plan.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                    YEARS OF SERVICE(1)
                                                              --------------------------------
AVERAGE FINAL COMPENSATION(1)                                    30         35      40 OR MORE
-----------------------------                                 --------   --------   ----------
$300,000....................................................  $153,631   $179,236    $204,841
 400,000....................................................   206,131    240,486     274,841
 500,000....................................................   258,631    301,736     344,841
 600,000....................................................   311,131    362,986     414,841

-------------------------

(1) For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under Sections 401(k) and 125 of the Internal Revenue Code, and is determined by considering the 60 consecutive months that yield the highest average compensation during the participant's last 120 months of service. Average Final Compensation as of December 31, 1999 was $432,367 for Mr. Lapiejko and $425,694 for Mr. Maguire. Estimated years of credited service, rounded to the nearest year, at age 65 is 36 years for Mr. Lapiejko and 40 years for Mr. Maguire.

AGREEMENTS WITH EXECUTIVE OFFICERS

     In October 1988, RJR entered into an agreement with Mr. Schindler, which was amended in December 1988 and June 1999 and supplemented in December 1995, providing (as amended and supplemented) that if Mr. Schindler's employment is terminated other than for "cause" or, within 24 months following a "change of control," for "good reason," he will be entitled to an amount equal to three times his annual salary and target bonus, payable over three years. In addition, he is entitled to receive retirement credits, welfare benefits and other perquisites for the same three-year period. Mr. Schindler also participates in the SERP.

     "Cause" includes, generally, criminal conduct, deliberate refusal to perform employment duties or deliberate misconduct materially damaging to RJR. A "change of control" includes specified acquisitions of 30 percent or more of the combined voting power of RJR securities, various changes in the composition of the RJR Board of Directors, selected mergers or consolidations of RJR or the disposition of substantially all of the assets of RJR. "Good reason" includes a material reduction in duties, reduction in pay, grade or bonus opportunity, reduction in compensation programs or benefits, relocation or material breach of the arrangement by RJR.

     If a "parachute" excise tax would be imposed on any payments to Mr. Schindler, Mr. Schindler also would be entitled to tax reimbursement payments. In addition, upon a change of control, restrictions on restricted stock held by Mr. Schindler will lapse and all his outstanding stock options under the 1999 LTIP and the NGH LTIP, and any predecessor plans, will vest and be cashed-out at the higher of the difference between the option price and the market price or the value of the options using a specified Black-Scholes methodology. In addition, upon termination of employment following a change of control, Mr. Schindler's annual incentive awards would vest pro rata and be paid in a lump sum and his PARs would vest and be paid in a lump sum.

     RJR has entered into severance agreements with its other executive officers, including Ms. Beasley and Messrs. Blixt, Lapiejko and Maguire, which, in each case, provide that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his or her employment for "good reason," he or she will receive two years base salary plus bonus, payable over three years, benefit continuation for three years, and if in effect, coverage under the executive perquisite plan for three years. "Cause" includes criminal dishonesty, deliberate misconduct, and deliberate and continual refusal to perform employment duties or to act in accordance with instructions of the RJR Board of Directors. "Good reason" includes a substantial reduction in the executive's responsibilities, a more than 20% reduction in the executive's salary and annual bonus opportunity and relocation. Compensation continuance is based on the highest annual rate of salary in effect during the 12 months immediately before termination and the current target incentive award opportunity for the calendar year in which employment terminates.

     RJR also has entered into change of control agreements with Mr. Blixt and Ms. Beasley. These agreements provide that, if there is a change of control of RJR, Mr. Blixt and Ms. Beasley are entitled to tax reimbursement payments if a "parachute" excise tax is imposed, reimbursement payments for legal and accounting fees as a result of termination, and severance as if termination were by RJR without cause or by the executive with "good reason." Following a change of control, "good reason" includes a material reduction in the executive's duties, position and reporting relationship, a reduction in pay grade or bonus opportunity, RJR's failure to continue in effect any compensation plan in which the executive participated at the time of the change of control, any action by RJR which directly or indirectly materially reduces benefits under its retirement or savings plan or fringe benefits, termination without written notice by RJR and relocation.

     On May 13, 1998, RJR established an irrevocable trust and funded a Retention Incentive Program for certain executive officers of RJR and its subsidiaries, including the named executive officers. Under this Program, the named executive officers will be paid the following amounts on May 14, 2001 if they remain employed by RJR or one of its subsidiaries on the payment date:

NAME                                   RETENTION PAYMENT
----                                   -----------------
Mr. Schindler........................     $2,521,000
Mr. Blixt............................      1,215,000
Ms. Beasley..........................      1,177,000
Mr. Lapiejko.........................      1,048,000
Mr. Maguire..........................      1,011,500

     These payments were fully funded in the trust created above on May 13, 1998.

     According to the terms of the Program and related trust, the following rules apply if a named executive officer's employment terminates prior to May 14, 2001:

     - If a named executive officer voluntarily terminates employment (including retirement) or if his or her employment is terminated for "cause" (as defined in the named executive officer's employment or severance agreement), then he or she will forfeit any right to payment under the Program.

     - If a named executive officer's employment is terminated because of his or her death or permanent disability, he or she (or their estate) will receive the entire payment as soon as practicable thereafter.

     - If a named executive officer's employment is involuntarily terminated by RJR or one of its subsidiaries without "cause," he or she will receive a pro rata payment as soon as practicable thereafter based on their period of employment during the three-year period. However, if his or her termination without cause occurs following a change of control (as defined in the 1999 LTIP), he or she will receive their entire payment.

     In connection with the Spinoff, effective June 15, 1999, Mr. Schindler was granted an additional special retention award of $3,600,000 under the Retention Incentive Program. Mr. Schindler's special retention grant will vest 50 percent at the end of three years, 25 percent after four years and 25 percent after five years. The first 50 percent payment to be paid after three years was funded on June 15, 1999 in the trust described above. The 25 percent payment to be paid at the end of the fourth year is to be funded through the trust on June 15, 2000. The 25 percent payment to be paid at the end of the fifth year is to be funded through the trust on June 15, 2001.

     According to the terms of the Program and related trust, the following rules apply if Mr. Schindler's employment terminates prior to June 15, 2001:

     - If Mr. Schindler voluntarily terminates employment (including retirement) or if his employment is terminated for "cause" (as defined in his employment agreement), he will forfeit all rights to any unpaid payments.

     - If Mr. Schindler's employment is terminated because of his death or permanent disability, he (or his estate) will receive the entire amount of any unpaid payments.

     - If Mr. Schindler's employment is involuntarily terminated without "cause" before June 15, 2002, he will be paid $1,800,000, and if his employment is involuntarily terminated without "cause" on or after June 15, 2002, but before June 15, 2004, he will be paid $3,600,000 less the amount of any payments that he previously received from the trust.

     - If Mr. Schindler's employment is involuntarily terminated following a change of control (as defined in the 1999 LTIP), he will be paid $3,600,000 less the amount of any payments that he previously received from the trust.

PERFORMANCE GRAPH

     The following graph shows changes over the period from June 15, 1999, the first day of regular way trading after the Spinoff, through December 31, 1999, in the value of $100 invested in (1) RJR common stock; (2) the Standard & Poor's 500 Index; and (3) the Standard & Poor's Tobacco Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    FROM JUNE 15, 1999 TO DECEMBER 31, 1999*
                   AMONG RJR COMMON STOCK, S&P 500 INDEX AND
                               S&P TOBACCO INDEX

                             6/15/99    12/31/99
                             -------    --------
RJR                             100       57.94
S&P 500 Index                   100      113.68
S&P Tobacco Index               100       63.87

-------------------------

* Assumes that $100 was invested on June 15, 1999 in RJR common stock or on May 31, 1999 in each index, and that all dividends on RJR common stock and on each stock included in each index were reinvested.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The Packaging Division of RJR Tobacco provides packaging services to Hershey Foods Corporation, which paid approximately $2.7 million to RJR Tobacco for these services in 1999. Mr. Viviano is the Vice Chairman of Hershey Foods Corporation.

     In connection with the Spinoff of RJR from NGH, RJR, NGH and Nabisco Holdings Corp. entered into a tax sharing agreement and a distribution agreement, whereby the parties agreed to allocate among themselves certain tax, pension and benefit funding and certain other liabilities of the parties and their subsidiaries. General Chain is a member of the board of directors of NGH, Nabisco Holdings Corp. and Nabisco, Inc.

         ITEM 2:   APPROVAL OF THE R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

     Under the terms of our R.J. Reynolds Tobacco Holdings, Inc. 1999 Long-Term Incentive Plan, we may grant incentive awards (which we refer to in this proxy statement as "Grants") to our key employees or to other persons having a unique relationship to us or one of our subsidiaries. Our 1999 LTIP was initially adopted and approved by Nabisco Group Holdings Corp., as our sole stockholder, on May 12, 1999. Our 1999 LTIP is being submitted for stockholder approval for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to in this proxy statement as the "Code"). The principal features of the 1999 LTIP are summarized below, but the following summary is qualified by reference to the 1999 LTIP itself, a copy of which is attached to this proxy statement as Exhibit A.

GRANTS

     Grants may be granted singly, in combination or in tandem and may take the form of "incentive stock options" under Section 422 of the Code, other stock options, stock appreciation rights, restricted stock, dividend equivalent rights, performance units, performance shares or other stock-based grants or any combination thereof.

ELIGIBILITY

     Grants may be awarded to our employees and employees of our subsidiaries or other persons having a unique relationship with us or any of our subsidiaries. No Grants may be made under our 1999 LTIP to our non-employee directors.

ADMINISTRATION OF THE 1999 LTIP

     Our Compensation Committee administers the 1999 LTIP in accordance with its provisions. The Compensation Committee has the power and authority to administer, construe and interpret our 1999 LTIP, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of our 1999 LTIP.

     The Compensation Committee has authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the 1999 LTIP, provided that, except for anti-dilution or other equitable adjustments, no Grant may be modified in a manner adverse to a plan participant without the participant's consent, except as provided for or contemplated in the Grant's terms.

SHARES AVAILABLE FOR GRANTS

     The total number of shares of RJR common stock available for Grants under the 1999 LTIP is 8,000,000 shares, plus shares issuable under NGH awards that in connection with the distribution of RJR common stock to stockholders of NGH were converted into options to acquire RJR common stock or restricted shares of RJR common stock. Shares of RJR common stock related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares of RJR common stock covered by a Grant are not issued to a participant, will immediately become available for other Grants.

     In the event of any change in our outstanding common stock by reason of a corporate transaction, the Compensation Committee may adjust appropriately the number of shares of our common stock subject to the 1999 LTIP and available for or covered by Grants and prices per share of RJR common stock related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

     The maximum number of shares of RJR common stock subject to Grants of stock options and stock appreciation rights made to any one participant in any calendar year may not exceed 2,000,000 shares for each type of Grant, plus any shares that were available and unused within this limit for any prior year during which the limitation was in effect. No more than 3,000,000 shares of RJR common stock may be granted as incentive stock options. The maximum payment that any one participant may be paid in respect of any Grant of performance units may not exceed $10,000,000. The maximum payment that any one participant may receive in respect of any Grant of performance shares will not exceed 500,000 shares of RJR common stock or its cash equivalent. No more than 3,000,000 shares of RJR common stock (in the aggregate) may be granted as restricted stock or performance shares.

     The Compensation Committee may make Grants to key employees as identified by the Compensation Committee who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms provided elsewhere in the 1999 LTIP for the purpose of complying with the foreign tax laws.

AMENDMENT AND TERMINATION OF THE 1999 LTIP

     The Board of Directors may amend, suspend or terminate the 1999 LTIP, except that no such action, other than an action under the adjustment provisions of the 1999 LTIP, may be taken which would, without stockholder approval, increase the share or payment limitations described above, decrease the price of outstanding options or stock appreciation rights, or reduce the minimum grant price limitations applicable to options and stock appreciation rights.

CHANGE OF CONTROL

     In the event of a change of control (as defined in the 1999 LTIP), except as otherwise set forth in the terms of a Grant:

     - options and stock appreciation rights will become fully vested and exercisable; provided, however, that the Compensation Committee may provide for a cash payment to participants;

     - restricted stock will have all restrictions removed;

     - performance units and performance shares will become vested on a pro rata basis, and their valuation may be based on target values; and

     - the Compensation Committee will have authority to establish or to revise the terms of any Grant, in its discretion, but may not make revisions that are adverse to the participant without the participant's consent.

TERM OF THE 1999 LTIP

     Unless earlier terminated by the Board of Directors, the 1999 LTIP will terminate on June 13, 2009.

UNITED STATES FEDERAL INCOME TAX MATTERS

     The following is a brief summary of the U.S. federal income tax rules currently applicable to Grants under the 1999 LTIP. The tax consequences described below are stated in general terms only.

     Incentive Stock Options. The Grant of an incentive stock option will have no immediate tax consequences to a participant or to us. The exercise of an incentive stock option by the payment of cash to us generally will have no immediate tax consequences to a participant (except to the extent it is an adjustment in computing alternative minimum taxable income) or to us. If a participant holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the participant generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to us in connection with the Grant or exercise of the incentive stock option or the sale of shares of our common stock acquired pursuant to such exercise. If, however, a participant disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the participant will recognize ordinary income (and we will be entitled to a deduction) equal to the excess of the fair market value of the shares of RJR common stock on the date of exercise (the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     Other (nonqualified) stock options. The Grant of a nonqualified stock option will have no immediate tax consequences to the participant or to us. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares of RJR common stock on the date of the exercise of the option over the exercise price. A participant's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the participant, and the holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Upon a subsequent sale of shares of RJR common stock acquired pursuant to the exercise of a nonqualified stock option, any difference between a participant's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Ordinary income recognized by virtue of the exercise of nonqualified stock options is subject to applicable withholding as required by law.

     Restricted Stock. The Grant of restricted stock will not result in taxable income to a participant or a deduction for us in the year of Grant, unless the participant makes the election referred to below. The value of restricted stock will be taxable to a participant in the year in which the restrictions lapse. A participant may elect to treat as income in the year of Grant the fair market value of the restricted stock on the date of grant by making the election within 30 days after the date of such Grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock to us. We generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by a participant in the year such income is recognized. Prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to a participant as additional compensation in the year received free of restrictions, and we will be allowed a corresponding federal income tax deduction (unless the participant elects to include the fair market value of the restricted stock in taxable income in the year of Grant as described above).

     Other Grants Under the Plan. When a participant receives a payment with respect to a Grant under the 1999 LTIP other than as described in the preceding paragraphs, the amount of cash and the fair market value of the shares of RJR common stock received, net of any amount paid by the participant, will be ordinary income to the participant (and we will be entitled to a deduction).

     On March 8, 2000, the closing market price of a share of RJR common stock was $17.50.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE R.J. REYNOLDS TOBACCO HOLDINGS, INC. 1999 LONG-TERM INCENTIVE PLAN.

         ITEM 3:   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On February 2, 2000, the Audit Committee of RJR's Board of Directors recommended a change in independent auditors, and the recommendation was approved by the Board of Directors.

     On February 2, 2000, we engaged KPMG LLP as our independent auditors to examine and report on RJR's financial statements at and for the year ended December 31, 2000, subject to ratification of that engagement by our stockholders at the 2000 annual meeting. During the two most recent fiscal years and through February 2, 2000, we have not consulted with KPMG on items which (1) were, or should have been, subject to Statement on Auditing Standards 50, Reports on the Application of Accounting Principles, or (2) concerned a disagreement or reportable event with our former auditors, as described in the SEC's Regulation S-K, Item 304(a)(2).

     On February 2, 2000, we informed Deloitte & Touche LLP that the firm will be dismissed as our independent auditors upon completion of the December 31, 1999 audit. In connection with its audits for the two most recent years and through February 2, 2000, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures that, if not resolved to the satisfaction of Deloitte & Touche, would require disclosure. From January 1, 1998 through February 2, 2000, there have been no reportable events, as defined in the SEC's Regulation S-K, Item 304(a)(1)(v). The reports of Deloitte & Touche on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. On February 7, 2000, we requested that Deloitte & Touche furnish us with a letter addressed to the SEC stating whether Deloitte & Touche agreed with these statements. A copy of Deloitte & Touche's letter was filed as Exhibit 16 to the Current Report on Form 8-K, dated February 2, 2000, and filed with the SEC on February 7, 2000.

     Representatives of Deloitte & Touche and KPMG are expected to be present at the annual meeting to make a statement, if they desire, and to answer your questions.

     YOUR BOARD OF DIRECTORS CONSIDERS KPMG LLP TO BE WELL QUALIFIED AND RECOMMENDS A VOTE FOR RATIFICATION OF KPMG'S APPOINTMENT AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2000.

                             STOCKHOLDER PROPOSALS

     Certain of our stockholders have submitted the two proposals described under Items 4 and 5. We will furnish the names, addresses and claimed share ownership positions of the proponents of these proposals promptly upon written or oral request directed to the Secretary of RJR. The following proposals have been carefully considered by our Board of Directors, which has concluded that their adoption would not be in the best interests of RJR or its stockholders. For the reasons stated after each proposal and its supporting statement, your Board of Directors recommends a vote AGAINST each of these proposals.

     Proposals of stockholders intended to be included in RJR's 2001 annual meeting proxy statement and form of proxy must be received by the Secretary of RJR no later than November 14, 2000 at our principal executive offices: R.J. Reynolds Tobacco Holdings, Inc., P. O. Box 2866, 401 North Main Street, Winston-Salem, North Carolina 27102-2866. Other stockholder proposals intended to be presented at our 2001 annual meeting of stockholders, but not submitted for inclusion in our 2001 annual meeting proxy statement, must be received in writing at the same address, together with other required information described in our By-Laws, between November 19, 2000 and December 20, 2000. Stockholder proposals not notified to us by December 20, 2000 will be considered untimely and, if presented at the 2001 annual meeting of stockholders, management proxies may exercise their discretionary voting authority with respect to these proposals.

     Board nominations are subject to other requirements described on page 8 of this proxy statement under the heading "Corporate Governance and Nominating Committee."

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

        ITEM 4:   STOCKHOLDER PROPOSAL ON TOBACCO ADVERTISING AND YOUTH

     Two stockholders have submitted the following proposal, which will be voted upon at our annual meeting if presented by its proponents:

          "WHEREAS, our Company insists its tobacco ads and ad campaigns are not geared to underage youth;

          "However, an internal company memo stated -- as early as 1976:
     'Evidence is now available to indicate that the 14-to-18-year-old group is an increasing segment of the smoking population. RJRT must soon establish a successful new brand in this market if our position in the industry is to [be] maintained over the long run.'

          "In 1988 RJR launched the "Joe Camel' campaign. Within a short time its success became clear. At least one study showed youth smoking Camels increased from .05% to 33% in the five years after its launch.

          "A 1996 University of British Columbia study found that teenagers are three times as likely as adults to respond to cigarette ads and, on average, whenever a cigarette brand increased its advertising budget by 10%, its share of the adult smoking market grew only 3%, but its share of teen smokers grew 9%.

          "Cigarettes are the most heavily advertised product in the U.S.A. However, unlike adults, whose consumption patterns do not reflect advertising dollars, the three-most advertised cigarettes in the U.S. are the three used most by underage youth.

          "Further evidence presented in the New England Journal of Medicine, American Journal of Public Health, the Journal of Pediatrics, and elsewhere, had demonstrated that tobacco advertising plays a significant role in stimulating illegal consumption of tobacco by minors.

          "Such data seems to undermine the stated stance of our company that it is not advertising in ways that influence young people to use our products. This leaves some shareholders confused as to how to be sure they are not invested in a company whose activities may possibly be illegal at the worst and immoral at the least.

          "RESOLVED: Shareholders request the Board to implement the following, or a similar policy for our Company: That, within six months of this annual meeting, before any promotional, marketing, and/or advertising campaign presently running is allowed to continue or is inaugurated in the future, it must be submitted to independent and certifiable testing to ensure that it is not equally or more appealing to the 12-to-17-age group than groups 18 and over."

     The proponents have submitted the following statement in support of this proposal:

          "We suggest that, in creating this approach to testing, that the testing entity be independent of the company and the tobacco industry. Its task will be to determine the effectiveness of the advertising campaign in making a positive impression on two age groups: those under 18 and those spread evenly between 18 and 45. If the test results on the young focus group show the campaign is equal to or exceeds the effectiveness on the older group, the (proposed) campaign shall be terminated.

          "Ads by our main competitor supposedly meant to challenge minors not to smoke have not been proven effective. Therefore, we need independent data showing our company does not advertise in ways that impact underage minors. If you agree, please vote 'yes' for this resolution."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     RJR Tobacco has a number of policies and practices in place to assure that its advertising is directed to adult and not underage smokers. These policies prohibit any advertising research involving subjects under the age of 21, even though the legal age to purchase cigarettes in virtually every state is 18. In their research about proposed new advertising, consistent with good qualitative research practices, RJR Tobacco's researchers assess whether the proposed marketing materials appeal to smokers over the age of 21. In addition, models appearing in RJR Tobacco's advertising must be at least age 25, and must appear to be at least 25 years of age. RJR Tobacco does not advertise in publications directed primarily at those under the age of 21.

     RJR Tobacco's policies permit it to develop marketing materials which it believes will motivate (1) those 21 years of age or older who already smoke brands manufactured by its competitors to purchase RJR Tobacco's brands more often or to switch to one of them entirely, and (2) those 21 years of age or older who already smoke one of RJR Tobacco's brands to continue to choose that brand if they continue to choose to smoke. RJR does not believe that any "independent" certification of RJR Tobacco's advertising target age would give more accurate or credible results or that such certification would satisfy critics of cigarette advertising.

     THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

       ITEM 5:   STOCKHOLDER PROPOSAL ON YOUTH ACCESS TO TOBACCO PRODUCTS

     Two stockholders have submitted the following proposal, which will be voted upon at our annual meeting if presented by its proponents:

     "WHEREAS, while our Company insists it's concerned about teen tobacco use, it spends millions of dollars annually in placement fees and other incentives to retailers ensuring that its tobacco products are easily available to consumers at retail outlets such as convenience stores, grocery stores and even drug stores. Consequently, these products are easily accessible to all consumers, including pilferers.

     "The average convenience store can easily make $10,000 yearly in placement fees. A November 18, 1997 report from the Iowa Attorney General's office showed one retailer receiving more than $500,000 per year in such payments and another more than $850,000.

     "Our company has distributed materials to retailers promoting self-service merchandising regardless of the self-produced data proving an increase in pilferage when such displays are used.

     "Because of contractual arrangements, our tobacco products are often located where they are easily pilfered. The Food Marketing Institute lists tobacco products as the most heavily shoplifted item in the nation, reporting in its 1997 Security and Loss Prevention study (uncovering data from 11,816 outlets nationwide), that tobacco products account for 41% of items shoplifted.

     "According to the 1997-1998 Retail Theft Report (RTTR), juveniles represent a disproportionate percentage of shoplifters relative to their U.S. population representation. Over one-third of shoplifters covered in the RTTR were teenagers.

     "According to a 1998 report of the American Lung Association of Colorado, when tobacco products were moved out of consumers' reach in one Colorado experiment, 'shrinkage' reduced from an average of 300 packs of cigarettes monthly to 4 packs.

     "Retailers reportedly have been threatened and/or sanctioned with non-payment of placement fees when they attempted to move self-serve displays to avoid easy access to teens and others.

     "According to the American Lung Association of Colorado: 'In the absence of changes in the way retailers merchandise tobacco in stores throughout the country, youth possession ordinances, and even regularly requesting photo ID for purchase, will fail to reduce use of tobacco by children.'

     "RESOLVED: the Board create a committee of outside directors to investigate policies and procedures regarding placement of our tobacco products in retail outlets and report to shareholders recommendations aimed at ensuring our tobacco products be placed outside immediate access or where they cannot be stolen."

     The proponents have submitted the following statement in support of this proposal:

     "While our Company says it has no control over what retailers do with our tobacco products it can decide what it will do if they're not placed out of easy reach. According to the American Lung Association of Colorado: 'The tobacco displays/placement fees arrangement is a consumer scam aimed at children. It facilitates early nicotine addiction and lures unsuspecting youth into becoming the next generation of tobacco consumers. Possession laws increase the allure of tobacco to children, and deflect attention (from) the need for retailers to assume responsibility for how they handle this product.' The proponents of this resolution believe our Company, through the products' placement provisions it contractually makes with retailers and oversees, shares that responsibility. To protect young people from tobacco use before they are mature enough to make this decision and understand its serious risks and consequences, please vote 'yes' for this resolution."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     The placement of tobacco products in retail stores is a business decision rightfully made by individual retail store owners, consistent with state and local laws. Several state and local governments have adopted legislation regulating the placement of tobacco products in retail stores. Others have considered such legislation and have chosen not to act. RJR disagrees that it should take unilateral action where state and local governments have decided not to act, because to do so would usurp legislative prerogative, limit consumer awareness and choice, and place RJR Tobacco at a competitive disadvantage.

     Requiring the placement of cigarettes in areas that are not accessible to adult consumers, such as behind the counter, will result in limited visible space for the product category. Such limited shelf space will necessarily mean that visible display will be limited to only a few products. The limitation in visible shelf and display space limits the consumer's awareness of the choices available and makes it impossible for new or repositioned products and less-established brands to compete effectively. Thus, this proposal could have a negative impact on certain of RJR Tobacco's brands, in particular. New products that have attributes desirable to the adult smoker may never become known to the consumer. Self-service displays allow the adult smoker to gather more information about the product and to make a more informed decision.

     RJR agrees that it is important to reduce the incidence of youth smoking. RJR disagrees, however, with the proponents' view that banning self-service displays of tobacco products will be an effective tool in reducing the incidence of youth smoking. Further, it strains credulity to assume or believe that retailers have no financial incentive to prevent the shoplifting of their tobacco products. Accordingly, your Board believes that the adoption of this proposal is neither appropriate nor in the best interests of our Company or its stockholders.

     THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

                            ITEM 6:   OTHER MATTERS

     We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, the individuals named as proxies will vote on the matter in their best judgement.

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

                     COST AND METHOD OF PROXY SOLICITATION

     We are soliciting this proxy on behalf of your Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail, but our directors, officers and employees also may solicit by telephone, telecopy or in person. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for their solicitation services. We have retained MacKenzie Partners, Inc. for an estimated fee of $15,000, plus reasonable out-of-pocket expenses, to assist in the solicitation. We will reimburse brokers, brokerage houses and other institutions, nominees and fiduciaries, if they request, for their expenses in forwarding proxy materials to beneficial owners.

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (212) 929-5500 (COLLECT) OR (800) 322-2885 (TOLL FREE).

                                          By Order of the Board of Directors

                                     /s/ McDara P. Folan, III
                                          McDara P. Folan, III
                                          Secretary
Winston-Salem, North Carolina
March 14, 2000

                                                                       EXHIBIT A

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

1. PURPOSE OF PLAN

     The R.J. Reynolds Tobacco Holdings, Inc. 1999 Long-Term Incentive Plan (the "Plan") is effective June 14, 1999 and is designed:

          (a) to promote the long-term financial interests and growth of R.J. Reynolds Tobacco Holdings, Inc. and subsidiaries (collectively, the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

          (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

          (c) to further the identity of interests of Participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2. DEFINITIONS

     As used in the Plan, the following words shall have the following meanings:

          (a) "Base Value" means not less than the Fair Market Value on the date a Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right granted retroactively in tandem with (or in replacement of) an outstanding stock option, not less than the exercise price of such option;

          (b) "Board of Directors" means the Board of Directors of RJR;

          (c) "Code" means the Internal Revenue Code of 1986, as amended;

          (d) "Committee" means the Compensation Committee of the Board of Directors;

          (e) "Common Stock" or "Share" means common stock of RJR which may be authorized but unissued, or issued and reacquired;

          (f) "Effective Date" shall have the meaning set forth in Section 12;

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

          (h) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

          (i) "Grant Agreement" means an agreement between RJR and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;

          (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of an Incentive Stock Option, Other Stock Option, Stock Appreciation Right, Restricted Stock, Performance Units or Performance Shares or any combination of the foregoing;

          (k) "Incentive Stock Options" shall have the meaning set forth in
     Section 5(a);

          (l) "Other Stock Options" shall have the meaning set forth in Section 5(b);

          (m) "Options" shall mean Incentive Stock Options and Other Stock Options;

          (n) "Participant" means any employee, or other person having a unique relationship with RJR or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of RJR or one of its Subsidiaries may not be a Participant;

          (o) "Performance Units" shall have the meaning set forth in Section 5(e);

          (p) "Performance Shares" shall have the meaning set forth in Section 5(f);

          (q) "Restricted Stock" shall have the meaning set forth in Section
     5(d);

          (r) "RJR" means R.J. Reynolds Tobacco Holdings, Inc. and any successors thereto;

          (s) "Stock Appreciation Rights" shall have the meaning set forth in
     Section 5(c); and

          (t) "Subsidiary" means any corporation or other entity in which RJR has a significant equity or other interest as determined by the Committee.

3. ADMINISTRATION OF PLAN

          (a) The Plan shall be administered by the Committee or, in lieu of the Committee, the Board of Directors. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

          (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan, subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

          (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, RJR and the officers and directors of RJR shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, RJR and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by RJR with respect to any such action, determination or interpretation.

4. ELIGIBILITY

     The Committee may from time to time make Grants under the Plan to such employees, or other persons having a unique relationship with RJR or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of RJR or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of

Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of RJR.

5. GRANTS

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

          (a) INCENTIVE STOCK OPTIONS. These are stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this
     Section 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of RJR or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

          (b) OTHER STOCK OPTIONS. These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the Grant, the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted and (ii) except for options granted in connection with equitable adjustments made to RJR Nabisco Holdings Corp. options upon the distribution of Common Stock by RJR Nabisco Holdings Corp. to its stockholders, may not have an option exercise price less than the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from RJR or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by RJR, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee.

          (c) STOCK APPRECIATION RIGHTS. These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Base Value multiplied by (iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Sections 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 15 years after the date it is granted.

          (d) RESTRICTED STOCK. Restricted Stock is a Grant of Common Stock or stock units equivalent to Common Stock subject to such conditions and restrictions as the Committee shall determine. Any rights to dividends or dividend equivalents accruing due to a grant of Restricted Stock shall also be determined by the Committee. Grants of Restricted Stock shall be subject to a normal minimum vesting schedule of 3 years. The number of shares of Restricted Stock and the restrictions or conditions on such shares, as the Committee may determine, shall be set forth in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

          (e) PERFORMANCE UNITS. These are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or stock of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit as set forth in Section 7 and the period over which performance will be measured.

          (f) PERFORMANCE SHARES. These are rights granted in the form of Common Stock or stock units equivalent to Common Stock to receive, at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value at which the Common Stock is traded on the last day of the specified performance period of a specified number of shares of Common Stock based on performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the Grants so payable as set forth in Section 7 and the period over which performance will be measured.

6. LIMITATIONS AND CONDITIONS

          (a) The number of shares available for Grants under this Plan shall be 8 million shares of the authorized Common Stock as of the Effective Date. The maximum number of Shares subject to Grants of Options and Stock Appreciation Rights to any one Participant in any calendar year shall not exceed 2 million shares for each type of Grant, plus any amount of shares that were available within this limit for such type of Grant for any prior year such limitation was in effect and which were not covered by Options or Stock Appreciation Rights granted to such Participant during such year. No more than 3 million shares of Common Stock may be granted as Incentive Stock Options. The maximum payment that any one Participant may be paid in respect of any Grant of Performance Units granted for any specified performance period shall not exceed $10 million. The maximum payment that any one Participant may receive in respect of any Grant of Performance Shares granted for any specified performance period shall not exceed 500,000 shares of Common Stock or the cash equivalent thereof. The aggregate maximum number of shares of Common Stock to which Restricted Stock granted may relate shall not exceed 3 million shares. Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock, received in full or partial payment of any exercise price or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants. A Grant may contain the right to receive dividends or dividend equivalent payments which may be paid either currently, credited to a Participant or deemed invested in shares or share units of Common Stock. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under this Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of RJR, including the plan of any entity acquired by RJR.

          (b) At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant. RJR may adopt other compensation programs, plans or arrangements as it deems appropriate.

          (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

          (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

          (e) No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

          (f) Except to the extent otherwise provided in any other retirement or benefit plan, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of RJR or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

          This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between RJR and any Participant or beneficiary of a Participant. To the extent any person holds any obligation of RJR by virtue of an award granted under this Plan, such obligation shall merely constitute a general unsecured liability of RJR and accordingly shall not confer upon such person any right, title or interest in any assets of RJR.

          (g) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of RJR or any of its Subsidiaries, nor shall any assets of RJR or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of RJR's obligations under the Plan.

7. PERFORMANCE FACTORS

     The performance factors selected by the Committee in respect of Performance Units and Performance Shares shall be based on any one or more of the following: price of Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, return on invested capital, economic profit, economic value added, net income, cash net income, free cash flow, earnings per share, cash earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no amount will be paid and may have a maximum performance standard above which no additional payments will be made. The applicable performance period shall not exceed 10 years.

8. ADJUSTMENTS

          (a) In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, change in control, or similar event, the Committee may adjust appropriately the number or kind of shares subject to the Plan and available for or covered by Grants, share prices related to outstanding Grants and the other applicable limitations of Section 6(a), and make such other revisions to outstanding Grants and the Plan as it deems are equitably required.

          (b) In the event of a Change of Control, except as otherwise set forth in the terms of a Grant:

             (i) Options granted pursuant to Sections 5(a) or 5(b) hereof shall become fully vested and exercisable; provided, however, that the Committee may make a cash payment to Participants (A) in cancellation of such Options as provided in the applicable Grant Agreements or any amendments or deemed amendments thereto entered into by RJR and the Participant in such amount as shall be provided in such Grant Agreements or amendments or (B) in lieu of the delivery of shares upon exercise, equal to the product of (x) and (y), where (x) is the excess of the Fair Market Value on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being exercised;

             (ii) Stock Appreciation Rights shall become fully vested and exercisable;

             (iii) Restricted Stock shall have all restrictions removed;

             (iv) Performance Units whose performance period ends after the date of the Change of Control shall become vested as to a percentage of Performance Units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the Performance Units shall be equal to the greater of the target value of the Performance Units or the value derived from the actual performance as of the date of the Change of Control;

             (v) Performance Shares whose performance period ends after the date of the Change of Control shall become vested pro rata as to the number of Performance Shares granted equal to the number of months (including partial months) in the performance period before the date of Change of Control, divided by the total number of months in the performance period. The prorated number of Performance Shares derived from the preceding calculation shall be further adjusted by applying the higher of target or actual performance to the date of Change of Control; and

             (vi) The Committee shall have authority to establish or to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided, however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

          (c) For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

             (i) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined in Section 14(d) of the Exchange Act, other than any employee benefit plans sponsored by RJR, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of RJR's outstanding securities ordinarily having the right to vote at elections of directors;

             (ii) individuals who constitute the Board of Directors on June 14, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by RJR's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of RJR in which such person is named as a nominee of RJR for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
        Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than RJR's Board, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; and

             (iii) the approval by the stockholders of RJR of a plan or agreement providing (A) for a merger or consolidation of RJR other than with a wholly owned subsidiary and other than a merger or consolidation that would result in the voting securities of RJR outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of RJR or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of RJR. If any of the events enumerated in this paragraph (iii) occur, RJR's Board shall determine the effective date of the Change of Control resulting therefrom for purposes of this Plan and the Grants hereunder.

9. AMENDMENT AND TERMINATION

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that, except for adjustments under Section 8(a) hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. Except as provided in Section 8(a), the exercise price of any outstanding Option or Stock Appreciation Right may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is properly approved by RJR's shareholders. Likewise, the share and payment limitations set forth in Section 6(a) cannot be increased, and the minimum Option or Stock Appreciation Right grant price limitations set forth in Sections 5(a), 5(b) and 5(c) cannot be reduced, in either case without proper stockholder approval. Subject to the foregoing, RJR's Board of Directors may amend, suspend or terminate this Plan as it deems necessary and appropriate to better achieve the Plan's purpose.

10. FOREIGN OPTIONS AND RIGHTS

          (a) The Committee may make Grants to employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of stock options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purpose of complying with the foreign tax laws.

          (b) The terms and conditions of stock options granted under Section 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan.

11. WITHHOLDING TAXES

     The Corporation shall have the right to deduct from any payment or settlement made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12. EFFECTIVE DATE AND TERMINATION DATES

     The Plan was adopted by RJR (and approved by its shareholder) on May 12, 1999. The Plan shall be effective on and as of June 14, 1999, and shall terminate 10 years later, subject to earlier termination by the Board of Directors pursuant to Section 9. The terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration. Grants made under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect on the date such Grant was made.

                            YOUR VOTE IS IMPORTANT!

1. Whether or not you plan to attend the annual meeting, you may vote your shares by proxy. There are three ways to vote by proxy:

   - BY TELEPHONE. You can vote by telephone by calling 1-877-779-8683 (toll free) on a touch-tone telephone and following the instructions on the proxy card;

   - BY INTERNET. You can vote by Internet by logging onto the Internet and going to the web site http://www.eproxyvote.com/rjr and following the instructions on the screen; or

   - BY MAIL. You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope, which is postage-paid if mailed in the United States.

2. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning stock through certain banks and brokers.

3. If you have any questions or need assistance in voting your shares, please contact:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                            (212) 929-5500 (COLLECT)
                                       OR
                           (800) 322-2885 (TOLL FREE)

P
R
O
X
Y

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2000.

The undersigned hereby appoints Andrew J. Schindler, Charles A. Blixt and McDara
P. Folan, III, and each of them (with full power of substitution), as proxies of the undersigned to vote all shares of the common stock of R.J. Reynolds Tobacco Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 19, 2000 at 9:00 a.m., and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned also provides directions to Wachovia Bank, N.A., as Trustee under the R. J. Reynolds Capital Investment Plan (OCIPO), and to Vanguard Group, Inc., as Custodian under the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico and the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan (the OPuerto Rico PlansO), to vote shares of the common stock of R.J. Reynolds Tobacco Holdings, Inc. allocated, respectively, to accounts of the undersigned under the CIP or the Puerto Rico Plans, and which are entitled to be voted at the Annual Meeting, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and to vote all such shares on such other business as may properly come before the Annual Meeting.

Election of Class I Directors. Nominees: (01) Mary K. Bush, (02) John T. Chain, Jr. and (03) Thomas C. Wajnert

Change of address:
                  -----------------------------

-----------------------------------------------
(If you have written in the above space, please
mark the corresponding box on the reverse side                 SEE REVERSE
of this card.)                                                    SIDE
================================================================================
                             Fold and Detach Here

--------------------------------------------------------------------------------
To:  Participants in the R. J. Reynolds Capital Investment Plan
     Participants in the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico
     Participants in the Nabisco/Life Savers Puerto Rico Capital Accumulation
     Plan

Shares of common stock of R.J. Reynolds Tobacco Holdings, Inc. will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 14, 2000. First Chicago is responsible for tabulating the returns. Shares for which no directions are received will be voted in the same proportion as the shares for which directions are received.

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

Please complete, sign, date and return this proxy card in the enclosed envelope or vote by telephone or Internet as soon as possible!

If you have any questions or need assistance in voting your shares, please contact:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010
                            (212) 929-5500 (collect)
                                       or
                           (800) 322-2885 (toll free)

[X]  Please mark your
     votes as in this
     example.


Shares for which no directions are received will be voted by the proxies FOR Items 1, 2 and 3 and AGAINST Items 4 and 5, and by Wachovia, as Trustee, and Vanguard, as Custodian, in the same proportion as the shares for which directions are received by Wachovia and Vanguard, respectively.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

                                       FOR                 WITHHELD
1.  Election of
    Class I Directors                  [ ]                    [ ]
    (see reverse side)

For, except withheld from the following nominee(s):

---------------------------------------------------

                                         FOR      AGAINST       ABSTAIN
2.  Ratification of KPMG LLP
    as Independent Auditors              [ ]        [ ]           [ ]

3.  Approval of 1999 Long-
    Term Incentive Plan                  [ ]        [ ]           [ ]


The Board of Directors recommends a vote AGAINST Items 4 and 5.

                                         FOR      AGAINST       ABSTAIN
4.  Stockholder proposal on
    tobacco advertising and youth        [ ]        [ ]           [ ]

5.  Stockholder proposal on youth
    access to tobacco products           [ ]        [ ]           [ ]

SPECIAL ACTION

Mark this box if change of          [ ]
address on reverse side

Mark this box if you want to        [ ]
discontinue the annual report
mailing for this account

SIGNATURE (S)                                DATE             TITLE
             --------------------------------    ------------      -------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, guardian, or for a corporation, please give your title. Please sign and date here, detach and return in the enclosed envelope or vote by telephone or Internet.
================================================================================
                              Fold and Detach Here


               You can vote your shares by telephone or Internet!
      Quick * Easy * Immediate * Available 24 hours a day, 7 days a week.

We encourage you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, please follow these easy steps:

TO VOTE BY TELEPHONE       Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a
                           touch-tone telephone. Stockholders residing outside the United States, Canada and Puerto Rico should call
                           1-201-536-8073. Telephone voting will be available until midnight, Eastern time, on April 18, 2000.

                           Enter the Control Number located in the box above, just below the perforation.

                           Follow the recorded instructions.

TO VOTE BY INTERNET        Log onto the Internet and go to the web site
                           http://www.eproxyvote.com/rjr. Internet voting will be available until midnight, Eastern time, on April
                           18, 2000.

                           Follow the instructions on the screen.

     If you vote by telephone or Internet, do not mail back the proxy card.

                             THANK YOU FOR VOTING!